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                                                                 EXHIBIT 10.45

                              EMPLOYMENT AGREEMENT

        EMPLOYMENT AGREEMENT dated as of October 31, 1994 between GALILEO INTERNATIONAL PARTNERSHIP, a partnership organized under the laws of the State of Delaware and doing business at 9700 West Higgins Road, Suite 400, Rosemont, Illinois (the "Company"), and JAMES E. BARLETT, an individual residing at 13350 Buckland Hall Road, St. Louis, Missouri ("Executive").

                             W I T N E S S E T H :

        WHEREAS, the Company is a partnership of major international airlines and is engaged in the travel services and computer reservation systems business in the United States, the United Kingdom and elsewhere in the world; and

        WHEREAS, the Company wishes to employ Executive and Executive wishes to be so employed;

        NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

        1. EMPLOYMENT; POSITION AND RESPONSIBILITIES. The Company agrees to employ Executive, and Executive agrees to serve, as President and Chief Executive Officer of the Company. In such capacity, Executive shall have authority and responsibility, subject to control and direction by the Board of Directors (the "Board"), to administer and manage the business of the Company. Executive shall also serve as a non-voting member of the Board. Executive will be located at the Rosemont, Illinois office of the Company or at such other location as the Board may designate as the principal office of the Company. Executive acknowledges that his employment hereunder will require substantial travel.

        2. OBLIGATIONS OF EXECUTIVE. During the Term of this Agreement (as hereinafter defined) Executive agrees that he will devote substantially all of his time, attention and energies to the business of Employer; that he will exercise the highest degree of loyalty and conduct in the performance of his duties, and that he will do nothing that harms, directly or indirectly, the business or reputation of the Company.

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        3.      COMPENSATION.

        (a) Executive's salary during the Term of this Agreement (as hereinafter defined) shall be at the rate of $420,000 per annum, commencing on the date first above written. The Board will review Executive's salary on an annual basis and increases will be at the discretion of the Board taking into account Executive's individual job performance.

        (b) Executive will participate, on a basis comparable to other executives of the Company, in the Company's annual management incentive compensation plan (the "MIP"), a copy of which has been furnished to Executive. The terms of the MIP will apply to Executive except as otherwise provided by this Agreement. Nothing in this Agreement shall prevent the Company from changing the MIP or from reducing or terminating annual incentive compensation payments thereunder altogether, provided that the changes, reductions or terminations are applicable to executives of the Company generally.

        (c) Executive will participate in the Company's long term incentive plan (the "LTIP") when the pending revision of the LTIP is adopted by the Board and becomes effective. For each of the LTIP vesting years (which may be two and shall not be more than three), Executive will receive $150,000 payable at the same time that payments under the MIP are made to executives of the Company for the preceding year. Nothing in this Agreement shall prevent the Company from changing the LTIP or from reducing or terminating long-term incentive compensation payments thereunder, provided that the changes, reductions or terminations are applicable to executives of the Company generally.

        (d) Executive shall be entitled to paid annual vacation, personal leave and holidays during each calendar year during his employment in accordance with the policies of the Company. Executive will participate in health, welfare (including disability) and defined benefit and contribution retirement plans, including but not limited to the pension plan and 401(k) savings plan, that are maintained by the Company on the same basis as such benefits are generally available to employees of the Company in the United States, and subject to the right of the Company to change, reduce or terminate such plans or benefits in respect of employees generally.

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         (e) Executive will be reimbursed for reasonable business, travel and relocation expenses in accordance with the normal policies of the Company including dues, fees and expenses associated with membership in professional, business and civic organizations in which Executive's participation is in the interest of the Company. The Company will also reimburse Executive for one club membership (i.e., initial fees and dues); will provide Executive with an airfare allowance of up to $21,000 per year based upon ID50 tickets on partner airlines, and will provide to Executive a cellular telephone for business use and a monthly car allowance based on a three year lease of a $45,000 automobile (until the expiration of its lease in 1995, Executive's car will be the top of the range Lexus currently under lease to the Company). The benefits and payments described in this subparagraph shall not include an income tax grossup, and Executive will be responsible for any tax on their value. Executive's expenses will be accounted for and reimbursed through the Company's normal expense reporting and approval process and his expense reports will also be reviewed annually by the Board or a committee or designee of the Board.

         4. TERMINATION. This Agreement shall extend for a Term commencing on the date first above written and ending on a Termination Date which shall be 15 days after written notice to terminate it is given by the Company to the Executive or by the Executive to the Company, provided that this Agreement may be terminated effective immediately by the Company for Cause, by the Executive for Good Reason as herein provided, in which event the date on which notice of termination is given shall be the Termination Date.

         (a) If Executive terminates his employment under this Agreement without Good Reason, or if the Company terminates his employment for Cause, the Company shall have no financial obligation to Executive other than to pay his base salary through the Termination Date, and Executive's participation in employee benefit plans of the Company shall cease as of such Termination Date. The Company shall give Executive written notice of a termination for Cause.

         (i) For purposes of this Agreement, "Cause" shall mean: (A) any act or omission that constitutes a material breach by Executive of, or material misrepresentation or omission under this Agreement; (B) the commission by Executive of a dishonest, illegal or wrongful act (1) involving fraud, misrepresentation or moral turpitude, (2) causing damage to the Company or
    (3) involving potential damage to the business and reputation of the Company; (C) Executive's willful and

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        repeated absence from his employment; or (D) Executive's willful failure or refusal to perform specific and reasonable directives of the Company; or (E) material and prolonged deficiencies in Executive's performance of his assigned duties and responsibilities. In respect of events described in clauses (C), (D) and (E) above, the Company shall give Executive notice, reasonable as to time, place and manner in the circumstances (notwithstanding that such notice may not comply with Section 9), and an opportunity to cure the absence, failure, refusal or disregard in question, provided that such absence, failure, refusal or disregard is reasonably susceptible of cure in the circumstances.

                (ii) For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following events, provided Executive has not given Cause for termination or become Disabled: (A) the Company shall have defaulted in its obligation to pay compensation to Executive when, as and if due within 10 business days of written notice to the Company that such payment was not made when due, or (B) the Company shall have failed or refused to appoint and maintain Executive in a job having the responsibilities and authority as set forth in Section 1 hereof (except that assignment of Executive to different job duties based on the Board's assessment of his job performance, or appointment of other executives to senior positions due to the Board's assessment of a need to supplement Executive's skills or efforts, shall not constitute "Good Reason" where Executive's compensation is not thereby reduced). Executive shall give written notice to the Company of a termination by him for Good Reason.

        (b) If the Company terminates this Agreement without Cause, or if Executive terminates this Agreement with Good Reason, then the Company shall pay compensation to Executive as follows:

        (1) Promptly after the Termination Date the Company will pay Executive a lump sum equal to the total of (x) the balance of his base salary, at its rate in effect at the Termination Date, for 12 months plus (y) an amount equal to a reasonable estimate of the amount of annual incentive compensation he would have received under the MIP attributable to such 12-month period assuming 100% target achievement on his part, and

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         (2) Commencing 12 months after the Termination Date and for a period of
12 months thereafter, the Company will pay Executive's salary on a monthly basis plus a monthly amount equal to a reasonable estimate of the amount of annual incentive compensation Executive would have received under the MIP attributable to such month assuming 100% target achievement on his part. Such monthly payments shall be reduced by any income Executive may generate by engaging during such period in other employment or business activities (not including investments). Executive shall have a duty to seek opportunities to generate such other income in mitigation of the Company's obligation to make monthly payments to him hereunder.

         (3) In the event of a termination of this Agreement without Cause or for Good Reason, the Company shall provide group insurance benefits to Executive pursuant to Section 3(d) of this Agreement for 12 months after the Termination Date. To the extent the terms of its plans so permit, the Company will continue for the same period Executive's participation in any defined benefit and defined contribution retirement plans, including any pension and 401(k) savings plan, that are maintained by the Company.

         (c) If Executive dies or becomes incapable by reason of Disability of performing his duties under this Agreement, the Company will pay to Executive, or to a person duly authorized to act on his behalf or to his estate, the sum of
(i) any unpaid salary accrued to the date of death or the Disability Date and (if death or Disability occurs after June 30 of any year) (ii) an amount equal to a reasonable estimate of the amount Executive would have received as annual incentive compensation under the MIP for that year, prorated on the basis of a ratio of the number of days in such year prior to the date of death or the Disability Date to 360. Payment of such amount shall satisfy all obligations of the Company to Executive under this Agreement, but in the case of Disability Executive's employment hereunder shall continue for the purpose of continuing his eligibility to receive medical, disability and other benefits pursuant to
Section 3(d) for 12 months after the Disability Date. For purposes of this Agreement, "Disability" shall mean the inability of Executive, by reason of physical or mental illness or injury, to perform his duties for more than a total of 12 consecutive weeks during any 12-month period (such 12 weeks must be consecutive, but shall not include vacations); the last day of such 12 consecutive week period is referred to herein as the "Disability Date". The Company shall give Executive or


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a person duly authorized to act on his behalf written notice of a termination based on Disability.

        5. CONFIDENTIALITY. During and after the Term of this Agreement, Executive covenants and agrees that, other than as required by law, he will not disclose to anyone (including representatives of airlines that are partner owners of the Company) without the Company's written consent, any confidential materials, documents, records or other information of any type whatsoever concerning or relating to the business and affairs of the Company that Executive may have acquired in the course of his employment hereunder, including but not limited to: (i) trade secrets of the Company; (ii) lists of customers or clients of the Company; and (iii) information relating to methods of doing business (including information concerning operations, technology and systems) in use or contemplated use by the Company and not generally known among competitors in the travel services and computer reservation systems business.

        6. NON-COMPETITION. (a) Executive acknowledges that the services he is to render to the Company hereunder are special and unique in character, and that their loss cannot be adequately compensated at law or by damages. In view of (i) the unique value to the Company of the services to be provided by Executive hereunder, (ii) the confidential information that Executive will acquire in the course of his employment hereunder and (iii) as a material inducement to the Company to enter into this Agreement and to pay Executive the compensation and benefits provided for hereunder, Executive covenants and agrees that during the Term of this Agreement, and for the longer of 12 months after the Termination Date or such period thereafter as the Company continues to pay monthly compensation to Executive hereunder, Executive will not

        (A) manage, operate, control, participate in alone or in combination with others, render financial or other assistance to or be connected in any manner with the ownership, management, representation, operation or control of or otherwise render service or assistance to any travel services and computer reservation systems company, airline or multinational customer of the Company or any affiliate thereof (each a "Travel Company") that is actively engaged in or interested in developing and/or expanding a range of services comparable to those provided by the Company as a partner, director, officer, employee, agent, contractor or in any other capacity, or otherwise directly or indirectly assist any Travel Company to compete in any manner with any business activity engaged in or actively being pursued (with or


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without the assistance or involvement of Executive) by the Company at the time of termination related to the travel services and computer reservation systems business; or

        (B) combine with a group of two or more other former employees of the Company to compete with the Company in the travel services and computer reservation systems business, or solicit employees of the Company to leave the employ of such entity for the purpose of engaging together in any employment, competitive with the Company or otherwise.

        (b) Executive and the Company recognize that, as a result of the globalization of markets and technology through advances in telecommunications systems and the internationalization of the travel services and computer reservation system business, the market for the afore-described business is not susceptible to geographic definition. Consequently, and given the nature of the position Executive will hold with the Company, Executive and the Company agree that the restrictions contained in Section 6 upon the activities of Executive are geographically unlimited and reasonable as such.

        (c) It is the desire and intent of the parties that the provisions of Section 5, of this Section 6 and of Section 7 below shall be enforced to the fullest extent permissible under the laws and public policies of the State of Illinois. If any particular provisions or portions of Section 5 or of this
Section 6 or Section 7 below shall be adjudicated to be invalid or unenforceable, Section 5, this Section 6 and Section 7 below shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only in the particular jurisdiction in which such adjudication is made.

        7. SYSTEMS AND TECHNOLOGY OWNERSHIP. Executive acknowledges and agrees that during the Term of this Agreement he will disclose to the Company all material products, ideas, processes, systems inventions and business plans developed by him which relate, directly or indirectly, to the travel services and systems business of the Company (collectively, the "Intellectual Property"). Executive further agrees that any Intellectual Property so developed will be the sole property of the Company and that Executive will, at the Company's request and cost, do whatever is necessary to secure the rights thereto by patent, copyright or otherwise to the Company. In connection with the foregoing, Executive represents, warrants and covenants that any Intellectual Property or other copyrightable or patentable subject matter that Executive delivers to the Company has

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been or will be created solely by Executive or that at the time of delivery thereof Executive will have the right to transfer such subject matter to the Company for use in its travel services and computer reservation systems business. Further, and not by way of limitation, Executive hereby assigns to the Company all of his right, title and interest in and to any Intellectual
Property from the moment of creation thereof. This Section 7 shall not apply to any Intellectual Property or invention for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on the Executive's own time, unless (a) the Intellectual Property or invention relates (i) to the business of the Company, or (ii) to the Company's actual or demonstrably anticipated research or development, or
(b) the Intellectual Property or invention results from any work performed by the Executive for the Company.

        8. GOVERNING LAW. This Agreement is governed by and is to be construed and enforced in accordance with the laws of the State of Illinois, not including its conflict of laws principles. If, under such law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, judicial interpretation binding on the parties, regulation or ordinance, such portion shall be deemed to be modified or altered to conform thereto or, if that is not possible, to be omitted from this Agreement, and the invalidity of any such portion shall not affect the force, effect or validity of the remaining portions hereof.

        9. NOTICES. All notices required to be given under this Agreement shall be in writing and shall be deemed effective when received and shall be delivered in person, or by facsimile transmission (with confirmation of receipt), or by mail, postage prepaid, for delivery as registered or certified mail addressed, (a) in the case of Executive, to him at his then current business address with Employer, with a copy to Executive's residential address as reflected above (or such other residential address as Executive may notify the Company from time to time) or, (b) in the case of the Company, to the Chairman of the Company or to such other person as the Company may designate in writing to Executive.

        10.     RESOLUTION OF DISPUTES.

        (a) The parties agree that all disputes arising under or in connection with this Agreement (except to the extent specified in Section 10(b) below), and any and all claims by Executive relating to his employment with the Company including claims of discrimination arising under

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Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, the Americans with Disabilities Act and similar federal, state and local legislation will be submitted to arbitration in Chicago, Illinois before a panel of three arbitrators chosen under the rules of the American Arbitration Association; provided, however, that any court with jurisdiction over the parties may have jurisdiction over any action brought with regard to or any action brought to enforce any violation or claimed violation of Section 5, 6 or 7. The parties each hereby specifically submit to the jurisdiction of any federal or state court located in the State of Illinois and further agree that service of process may be made within or without the State of Illinois by giving notice in the manner provided in
Section 9. Each party hereby waives any right to a trial by jury in any dispute between them. In the event the principal offices of the Company are moved to a State other than Illinois, arbitration of disputes hereunder shall take place in such State, and the parties shall be deemed to have consented to personal jurisdiction in such State.

        (b) Executive recognizes that irreparable injury would be caused to the Company, not adequately compensable by money damages, by Executive's violation of any provision of Section 5, 6 or 7 of this Agreement. Executive further agrees that in the event of any such violation or threatened violation the Company or any of its direct or indirect subsidiaries or affiliates, in addition to such other rights and remedies as may exist in its or their favor, may apply to a court of law or equity to enforce the specific performance of such provisions and, without notice to Executive, may apply for an injunction or temporary restraining order against any act which would violate any such provisions.

        (c) The covenants of Executive contained in Sections 5, 6 and 7 of this Agreement shall be construed as independent of all other provisions contained in this Agreement.

        11. Miscellaneous. (a) Executive represents and warrants to the Company that Executive has no contracts or agreements of any nature that Executive has entered into with any other person, firm or corporation that contain any restraints on Executive's present or future services. Executive further represents that he has brought to his employment hereunder, and will use in connection with such employment, no customer lists or proprietary information including computer software that was used by him or to which he had access by reason of his prior employment and that is the property of his former employer.


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        (b)  Executive acknowledges and agrees that this Agreement constitutes the entire understanding between the Company and Executive relating to the employment of Executive by the Company or any direct or indirect subsidiary or affiliate or partner of the Company, and supersedes all prior written and oral agreements and understandings with respect to the subject matter of this Agreement.

        (c) This Agreement may be amended only by a subsequent written agreement signed by Executive and the Company.

        (d) No waiver by either party of or failure to assert any provision or condition of this Agreement by him or it to be performed or right to be exercised shall be deemed a waiver of such or similar or dissimilar provisions and conditions or rights at the same time or any prior or subsequent time.

        (e) This Agreement and all rights and obligations of Executive are personal to Executive and shall not be assignable and any purported assignment in violation hereof shall not be valid or binding on the Company.

        (f)  This Agreement may be signed in counterpart.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and day first above written.


                                        GALILEO INTERNATIONAL PARTNERSHIP


                                        By /s/ FRANK ROVEKAMP
                                           ----------------------------------
                                           Frank Rovekamp


                                        By
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                                           Derek Stevens


                                        By
                                           ----------------------------------
                                           James Guyette


                                        By
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                                           James E. Barlett


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